                                                                    Exhibit 24.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 33-63327, 33-87123, and 33-87130 of Earl Scheib, Inc. on Form S-8,
Post-Effective Amendment No. 1 to Registration Statement No. 33-87132 of Earl Scheib Inc. on Form S-8, Post-Effective Amendment No. 2 to Registration Statement No. 33-72933 of Earl Scheib, Inc. on Form S-8, and Registration Statement No. 33-87126 of Earl Scheib, Inc. on Form S-3 of our report dated July 10, 1998, appearing in the Annual Report on Form 10-K of Earl Scheib, Inc., for the year ended April 30, 2000.



Deloitte & Touche LLP

July 20, 2000








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